Exhibit 5.1

Smurfit WestRock Limited Beech Hill Clonskeagh Dublin 4 Ireland

    April 11, 2024

Dear Sirs

Registration Statement on Form S-4 of Smurfit WestRock Limited

We have acted as Irish counsel to Smurfit WestRock Limited, a private company limited by shares incorporated under the laws of Ireland which was formerly known as Cepheidway Limited and which shall be re-registered as a public limited company and re-named Smurfit WestRock plc (company number 607515) (the "Company" or "SWR"), in connection with its filing, on the date hereof, of a registration statement on Form S-4 (Registration No. 333-278185) (the "Registration Statement") under the U.S. Securities Act of 1933, as amended (the "Securities Act") with the U.S. Securities and Exchange Commission (the "Commission"), pursuant to which the Company proposes to register, under the Securities Act, up to 261,963,606 ordinary shares of $0.001 each (nominal value) in the capital of SWR (the "Ordinary Shares") to be issued upon closing of the Delaware law governed merger (the "Merger") provided for in the transaction agreement by and among Smurfit Kappa Group plc, WestRock Company, Sun Merger Sub, LLC, a wholly owned subsidiary of the Company, and the Company, dated 12 September 2023 (the “Transaction Agreement”).

In connection with this Opinion, we have reviewed copies of such corporate records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. In rendering this opinion, we have examined, and have assumed the truth and accuracy of the contents of, such documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the truth and accuracy of the information contained in such documents (the "Documents"), the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

Based solely on our review of the Documents and subject to the further assumptions, qualifications and limitations set out in this Opinion, we are of the opinion that the Ordinary Shares, to be allotted and issued upon closing of the Merger in accordance with the terms of the Transaction Agreement, will, upon the entry of the names of the relevant allottees in the register of members of the Company as the holders of such Ordinary Shares (in each case credited as fully paid), be validly issued, fully paid and non-assessable (“non-assessable” is a phrase which has no defined meaning under Irish law, but, for the purposes of this Opinion, shall mean the registered holders of the Ordinary Shares are not subject to calls for additional payments of capital on such shares).

For the purposes of this Opinion, we have assumed: (i) the Registration Statement will have become, and will remain, effective at the time of issuance of the Ordinary Shares, (ii) the truth and accuracy of the contents of the Documents as to factual matters, but we have made no independent investigation regarding such factual matters, (iii) all signatures (including, for the avoidance of doubt, electronic signatures), initials, seals and stamps contained in, or on, the Documents submitted to us are genuine, (iv) all Documents submitted to us as originals are authentic and complete and that all Documents submitted to us as copies (including, without limitation, any Document submitted to us as a .pdf (or any other format) attachment to an email) are complete and conform to the originals of such Documents, and the originals of such Documents are authentic and complete, (v) the copy of the Transaction Agreement set out in Annex A to the Registration Statement is complete and conforms to the original of such document, and the original of the Transaction Agreement is authentic and complete and has been duly executed, and (vi) that the Merger will be consummated on the terms provided for in the Transaction Agreement, including that the Company takes the corporate steps described in the Transaction Agreement and re-registers as a public limited company prior to the issuance of the Ordinary Shares.

This Opinion is based upon, and limited to, the laws of Ireland in effect on the date hereof and is based on legislation published and cases fully reported before that date and our knowledge of the facts relevant to the opinions contained herein. We have assumed, without enquiry, that there is nothing in the laws of any jurisdiction other than Ireland which would, or might, affect our opinions as stated herein. We have made no investigations of, and we express no opinion on, the laws of any jurisdiction other than Ireland, or the effect thereof. This Opinion is expressed as of the date hereof and we assume no obligation to update this Opinion.

This Opinion is furnished to you and the persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act strictly for use in connection with the Registration Statement and may not be relied upon by any other person without our prior written consent. This Opinion is confined strictly to the matters expressly stated herein and is not be read as extending, by implication or otherwise, to any other matter.

We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and to the reference to Matheson LLP under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

This Opinion and the opinions given in it are governed by, and shall be construed in accordance with, the laws of Ireland.

Yours faithfully

/s/ Matheson LLP

Matheson LLP

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